Exhibit 99.1

LIONSGATE REPORTS SECOND QUARTER FISCAL 2014 REVENUE OF $498.7 MILLION, ADJUSTED EBITDA OF $56.5 MILLION AND ADJUSTED NET INCOME OF $25.4 MILLION OR $0.19 ADJUSTED BASIC EPS

Company Reports Second Quarter Free Cash Flow of $84.9 Million

SANTA MONICA, CA, and VANCOUVER, BC, November 8, 2013 - Lionsgate (NYSE: LGF) today reported revenue of $498.7 million, adjusted EBITDA of $56.5 million, net income of $0.5 million or $0.00 basic net income per share, adjusted net income of $25.4 million or $0.19 adjusted basic net income per share and free cash flow of $84.9 million for the second quarter of Fiscal 2014 (fiscal quarter ended September 30, 2013).

Revenue of $498.7 million for the second quarter declined by 29% compared to $707.0 million in the prior year quarter, reflecting the comparison to a prior year second quarter that included the home entertainment release of The Hunger Games as well as timing of television deliveries. The next three films in the blockbuster Hunger Games franchise, The Hunger Games: Catching Fire, The Hunger Games: Mockingjay I and The Hunger Games: Mockingjay II will be released worldwide on November 22, 2013, November 21, 2014 and November 20, 2015, respectively.

Adjusted EBITDA of $56.5 million in the quarter compared to adjusted EBITDA of $109.7 million in the prior year quarter.

Net income in the quarter was $0.5 million or $0.00 basic net income per share on 137.1 million weighted average number of common shares outstanding compared to $75.5 million or $0.56 basic net income per share on 134.4 million weighted average number of common shares outstanding during the prior year quarter. This included, as previously disclosed, a $36.2 million charge on early extinguishment of debt.

Adjusted net income in the quarter of $25.4 million or $0.19 adjusted basic net income per share, excluding stock-based compensation, early extinguishment of debt and the discrete tax benefit recognized from the reversal of a Canadian tax valuation allowance, compared to adjusted net income of $83.4 million or $0.62 adjusted basic net income per share in the prior year quarter.

Net income in the quarter declined as inclusion of charges for early extinguishment of debt, the comparison to the prior year second quarter home entertainment release of The Hunger Games and the timing of television deliveries discussed above offset lower theatrical marketing costs and continued decline in interest expense.

The Company continues to strengthen its balance sheet and has reduced total debt over the last 12 months by $277.8 million. Contractual cash-based interest expense in the second quarter was $11.9 million compared to $18.9 million in the prior year quarter.

Free cash flow of $84.9 million in the quarter increased more than fourfold from $18.9 million in the prior year quarter.

Lionsgate’s filmed entertainment backlog, or already contracted future revenue not yet recorded, was $1.1 billion at September 30, 2013.

“We completed a strong first six months of the year with a solid second quarter in which we generated robust free cash flow, continued to delever our balance sheet and lowered our interest expense,” said Lionsgate Chief Executive Officer Jon Feltheimer. “We’re on track for another very good year and, with the worldwide launch of the next installment of our Hunger Games franchise on November 22, the ongoing diversification of our television business and a strong and growing presence on digital platforms, we are positioned to deliver growth for many years to come.”

Overall Motion Picture segment revenue for the quarter was $434.4 million, a decline of 29% from the prior year quarter due to a theatrical slate that included only two wide releases in the quarter (Red 2 and You’re Next) compared to three wide releases in the prior year quarter (The Expendables 2, The Possession, Step Up Revolution) as well as the home entertainment comparison discussed previously.

The quarter also included the platform releases of Codeblack Films’ Kevin Hart: Let Me Explain and Pantelion Films’ surprise hit Instructions Not Included, the highest-grossing Spanish-language film ever released in the U.S.

Lionsgate’s home entertainment revenue from both motion pictures and television was $209.9 million for the quarter compared to $277.8 million for the prior year quarter. Within home entertainment, revenue from the Managed Brands and Other product group, which consists of direct-to-DVD, acquired and licensed brands, third-party library product and specialty theatrical titles, was $92.9 million in the second quarter, a 79% increase from the prior year quarter driven by the independent hit Mud and the success of Duck Dynasty: Season 3, currently the biggest-selling TV show on DVD.

Television revenue included in the Motion Picture segment was $34.6 million in the quarter compared to $35.5 million in the prior year quarter.

International Motion Picture segment revenue (excluding Lionsgate U.K.) of $88.7 million in the quarter declined from $108.0 million in the prior year quarter.

Lionsgate U.K. revenue of $27.1 million in the quarter declined from $48.4 million in the prior year quarter that included the U.K. theatrical release of Expendables 2 and the home entertainment release of The Hunger Games.

Revenue in the Television Production segment was $64.3 million in the quarter compared to $99.0 million in the prior year quarter as declines due to timing of domestic television deliveries offset gains in international revenue driven by the hit series Orange is the New Black and Anger Management.

Lionsgate senior management will hold its analyst and investor conference call to discuss its second quarter fiscal 2014 results at 9:00 A.M. ET/6:00 A.M. PT today, Friday, November 8, 2013. Interested parties may participate live in the conference call by calling 1-800-230-1951 (612-332-0228 outside the U.S. and Canada).  A full digital replay will be available from today through Friday, November 15, by dialing 1-800-475-6701 (320-365-3844 outside the U.S. and Canada) and using access code 305585.

ABOUT LIONSGATE
Lionsgate is a leading global entertainment company with a strong and diversified presence in motion picture production and distribution, television programming and syndication, home entertainment, family entertainment, digital distribution, new channel platforms and international distribution and sales. Lionsgate currently has 30 television shows on 20 networks spanning its primetime production, distribution and syndication businesses, including such critically-acclaimed hits as the multiple Emmy Award-winning Mad Men and Nurse Jackie, the comedy Anger Management, the network series Nashville, the syndication success The Wendy Williams Show and the critically-acclaimed new series Orange is the New Black.

Its feature film business has been fueled by such recent successes as the blockbuster first installment of The Hunger Games franchise, The Twilight Saga Breaking Dawn - Part 2, Now You See Me, Kevin Hart: Let Me Explain, Warm

Bodies, The Expendables 2, The Possession, Sinister, Arbitrage, Mud and Pantelion Films’ breakout hit Instructions Not Included, the highest-grossing Spanish-language film ever released in the U.S.

Lionsgate's home entertainment business is an industry leader in box office-to-DVD and box office-to-VOD revenue conversion rate. Lionsgate handles a prestigious and prolific library of approximately 15,000 motion picture and television titles that is an important source of recurring revenue and serves as the foundation for the growth of the Company's core businesses. The Lionsgate and Summit brands remain synonymous with original, daring, quality entertainment in markets around the world.
***
For further information, please contact:
Peter D. Wilkes
310-255-3726
pwilkes@lionsgate.com

The matters discussed in this press release include forward-looking statements, including those regarding the performance of future fiscal years.  Such statements are subject to a number of risks and uncertainties. Actual results in the future could differ materially and adversely from those described in the forward-looking statements as a result of various important factors, including the substantial investment of capital required to produce and market films and television series, increased costs for producing and marketing feature films and television series, budget overruns, limitations imposed by our credit facility and notes, unpredictability of the commercial success of our motion pictures and television programming, the cost of defending our intellectual property, difficulties in integrating acquired businesses, risks related to our acquisition strategy and integration of acquired businesses, the effects of disposition of businesses or assets, technological changes and other trends affecting the entertainment industry, and the risk factors as set forth in Lionsgate’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on May 30, 2013, as amended in Lionsgate’s Quarterly Report on Form 10-Q filed with the SEC on November 8, 2013, which risk factors are incorporated herein by reference.  The Company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances.

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2013	March 31, 2013
	(Amounts in thousands, except share amounts)
ASSETS
Cash and cash equivalents	$67,212	$62,363
Restricted cash	8,122	10,664
Accounts receivable, net of reserves for returns and allowances of $76,142 (March 31, 2013 - $103,418) and provision for doubtful accounts of $5,575 (March 31, 2013 - $4,494)	696,584	787,150
Investment in films and television programs, net	1,208,239	1,244,075
Property and equipment, net	10,586	8,530
Equity method investments	164,662	169,450
Goodwill	323,328	323,328
Other assets	80,485	72,619
Deferred tax assets	92,657	82,690
Total assets	$2,651,875	$2,760,869
LIABILITIES
Senior revolving credit facility	$285,474	$338,474
Senior secured second-priority notes	225,000	432,277
July 2013 Term Loan	222,574	—
Accounts payable and accrued liabilities	217,680	313,620
Participations and residuals	413,368	409,763
Film obligations and production loans	444,161	569,019
Convertible senior subordinated notes	148,498	87,167
Deferred revenue	269,067	254,023
Total liabilities	2,225,822	2,404,343
Commitments and contingencies
SHAREHOLDERS’ EQUITY
Common shares, no par value, 500,000,000 shares authorized, 137,860,591 shares issued (March 31, 2013 - 135,882,899 shares)	725,389	672,915
Accumulated deficit	(295,790)	(309,912)
Accumulated other comprehensive loss	(3,546)	(6,477)
Total shareholders’ equity	426,053	356,526
Total liabilities and shareholders’ equity	$2,651,875	$2,760,869

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
	(Amounts in thousands, except per share amounts)
Revenues	$498,729	$706,968	$1,068,457	$1,178,788
Expenses:
Direct operating	261,798	323,230	568,243	569,048
Distribution and marketing	145,502	236,442	316,962	415,151
General and administration	63,773	44,030	120,543	96,374
Depreciation and amortization	1,611	2,115	3,236	4,220
Total expenses	472,684	605,817	1,008,984	1,084,793
Operating income	26,045	101,151	59,473	93,995
Other expenses (income):
Interest expense
Contractual cash based interest	11,925	18,908	28,198	41,636
Amortization of debt discount (premium) and deferred financing costs	4,247	4,377	8,788	9,139
Total interest expense	16,172	23,285	36,986	50,775
Interest and other income	(1,483)	(1,029)	(2,979)	(1,979)
Loss on extinguishment of debt	36,187	1,000	36,653	9,159
Total other expenses, net	50,876	23,256	70,660	57,955
Income (loss) before equity interests and income taxes	(24,831)	77,895	(11,187)	36,040
Equity interests income	6,502	1,755	14,479	1,610
Income (loss) before income taxes	(18,329)	79,650	3,292	37,650
Income tax provision (benefit)	(18,834)	4,121	(10,830)	6,321
Net income	$505	$75,529	$14,122	$31,329

Basic net income per common share	$0.00	$0.56	$0.10	$0.23
Diluted net income per common share	$0.00	$0.53	$0.10	$0.23

Weighted average number of common shares outstanding:
Basic	137,147	134,390	136,671	133,815
Diluted	140,681	148,696	139,870	134,610

LIONS GATE ENTERTAINMENT CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
	(Amounts in thousands)
Operating Activities:
Net income	$505	$75,529	$14,122	$31,329
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation of property and equipment	678	767	1,371	1,525
Amortization of intangible assets	933	1,348	1,865	2,695
Amortization of films and television programs	157,136	227,567	376,500	394,664
Amortization of debt discount (premium) and deferred financing costs	4,247	4,377	8,788	9,139
Non-cash share-based compensation	14,962	4,744	28,182	10,917
Dividend payment from equity method investee	—	—	9,849	—
Loss on extinguishment of debt	36,187	1,000	36,653	9,159
Equity interests income	(6,502)	(1,755)	(14,479)	(1,610)
Deferred income taxes	(12,044)	—	(9,981)	—
Changes in operating assets and liabilities:
Restricted cash	892	2,346	2,554	5,302
Accounts receivable, net	127,796	(112,108)	95,280	84,026
Investment in films and television programs	(177,363)	(262,115)	(338,296)	(423,120)
Other assets	(7,975)	(928)	(9,197)	(1,544)
Accounts payable and accrued liabilities	(43,909)	46,342	(77,493)	2,149
Participations and residuals	20,870	11,891	3,358	(1,015)
Film obligations	(12,032)	6,413	(33,402)	(13,820)
Deferred revenue	35,479	(14,298)	14,897	32,339
Net Cash Flows Provided By (Used In) Operating Activities	139,860	(8,880)	110,571	142,135
Investing Activities:
Proceeds from the sale of a portion of equity method investee	—	—	9,000	—
Investment in equity method investees	—	—	(3,750)	—
Dividends from equity method investee in excess of earnings	—	—	4,169	—
Repayment of loans receivable	3,000	4,274	3,000	4,274
Purchases of property and equipment	(1,967)	(590)	(3,395)	(976)
Net Cash Flows Provided By Investing Activities	1,033	3,684	9,024	3,298
Financing Activities:
Senior revolving credit facility - borrowings, net of deferred financing costs of $15,198 for the three and six months ended September 30, 2012	255,100	391,526	428,100	666,226
Senior revolving credit facility - repayments	(309,100)	(427,450)	(481,100)	(512,450)
Senior secured second-priority notes - borrowings, net of deferred financing costs of $407 for the three and six months ended September 30, 2013	224,593	—	224,593	—
Senior secured second-priority notes - repurchases and redemptions	(466,304)	—	(470,584)	—
July 2013 Term Loan - borrowings, net of deferred financing costs of $4,287 for the three and six months ended September 30, 2013	218,213	—	218,213	—
Summit Term Loan - repayments	—	—	—	(185,504)
Convertible senior subordinated notes - borrowings	—	—	60,000	—
Convertible senior subordinated notes - repurchases	—	(7,639)	—	(7,639)
Production loans - borrowings	60,822	75,876	169,427	112,845
Production loans - repayments	(113,806)	(47,466)	(196,098)	(221,985)
Pennsylvania Regional Center credit facility - repayments	—	—	(65,000)	—
Change in restricted cash collateral associated with financing activities	—	7,467	—	—
Exercise of stock options	8,577	—	9,120	52
Tax withholding required on equity awards	(2,238)	(1,260)	(11,257)	(4,005)
Other financing obligations - repayments	—	—	—	(3,710)
Net Cash Flows Used In Financing Activities	(124,143)	(8,946)	(114,586)	(156,170)
Net Change In Cash And Cash Equivalents	16,750	(14,142)	5,009	(10,737)
Foreign Exchange Effects on Cash	(557)	958	(160)	838
Cash and Cash Equivalents - Beginning Of Period	51,019	67,583	62,363	64,298
Cash and Cash Equivalents - End Of Period	$67,212	$54,399	$67,212	$54,399

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND EBITDA, AS ADJUSTED

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
	(Amounts in thousands)
Net income	$505	$75,529	$14,122	$31,329
Depreciation and amortization	1,611	2,115	3,236	4,220
Contractual cash based interest	11,925	18,908	28,198	41,636
Noncash interest expense	4,247	4,377	8,788	9,139
Interest and other income	(1,483)	(1,029)	(2,979)	(1,979)
Income tax provision (benefit)	(18,834)	4,121	(10,830)	6,321
EBITDA	$(2,029)	$104,021	$40,535	$90,666

Loss on extinguishment of debt	36,187	1,000	36,653	9,159
Stock-based compensation (1)	22,388	6,899	40,135	16,648
Acquisition related charges	—	300	—	2,027
Non-risk prints and advertising expense	—	(2,516)	—	8,305
EBITDA, as adjusted	$56,546	$109,704	$117,323	$126,805

(1) The three months ended September 30, 2013 and 2012 include cash settled SARs expense of $7.4 million and $0.5 million, respectively.
The six months ended September 30, 2013 and 2012 include cash settled SARs expense of $11.2 million and $1.3 million, respectively.

EBITDA is defined as earnings before interest, income tax provision or benefit, and depreciation and amortization. EBITDA is a non-GAAP financial measure.

EBITDA, as adjusted represents EBITDA as defined above adjusted for loss on extinguishment of debt, stock-based compensation, acquisition related charges and non-risk prints and advertising expense. Stock-based compensation represents compensation expenses associated with stock options, restricted share units and cash and equity settled stock appreciation rights (“SARs”). Acquisition related charges represent severance and transaction costs associated with the acquisition of Summit. Non-risk prints and advertising expense represents the amount of theatrical marketing expense for third party titles that the Company funded and expensed for which a third party provides a guarantee that such expense will be recouped from the performance of the film (i.e. there is no risk of loss to the company) net of an amount of the estimated amortization of participation expense that would have been recorded if such amount had not been expensed. The amount is subtracted from EBITDA in the three months ended September 30, 2012 because there was no non-risk prints and advertising expense incurred and the amount represents the estimated amortization of participation expense that would have been recorded if such prior period amounts had not been expensed. EBITDA, as adjusted is a non-GAAP financial measure.

Management believes EBITDA and EBITDA, as adjusted to be a meaningful indicator of our performance that provides useful information to investors regarding our financial condition and results of operations. Presentation of EBITDA and EBITDA, as adjusted is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. While management considers EBITDA and EBITDA, as adjusted to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with Generally Accepted Accounting Principles. EBITDA and EBITDA, as adjusted do not reflect cash available to fund cash requirements. Not all companies calculate EBITDA and EBITDA, as adjusted in the same manner and the measure as presented may not be comparable to similarly-titled measures presented by other companies.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF FREE CASH FLOW TO NET CASH
FLOWS PROVIDED BY (USED IN) OPERATING ACTIVITIES

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
	(Amounts in thousands)
Net Cash Flows Provided By (Used In) Operating Activities	$139,860	$(8,880)	$110,571	$142,135
Purchases of property and equipment	(1,967)	(590)	(3,395)	(976)
Net borrowings under and (repayment) of production loans	(52,984)	28,410	(26,671)	(109,140)
Free Cash Flow, as defined	$84,909	$18,940	$80,505	$32,019

Free cash flow is defined as net cash flows provided by (used in) operating activities, less purchases of property and equipment, plus or minus the net increase or decrease in production loans. The adjustment for the production loans is made because the GAAP based cash flows from operations reflects a non-cash reduction of cash flows for the cost of films associated with production loans prior to the time the Company actually pays for the film. The Company believes that it is more meaningful to reflect the impact of the payment for these films in its free cash flow when the payments are actually made.

Free cash flow is a non-GAAP financial measure as defined in Regulation G promulgated by the Securities and Exchange Commission. This non-GAAP financial measure is in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with Generally Accepted Accounting Principles.

Management believes this non-GAAP measure provides useful information to investors regarding cash that our operating businesses generate whether classified as operating or financing activity (related to the production of our films) within our GAAP based statement of cash flows, before taking into account cash movements that are non-operational. Free cash flow is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry. Not all companies calculate free cash flow in the same manner and the measure as presented may not be comparable to similarly titled measures presented by other companies.

LIONS GATE ENTERTAINMENT CORP.
RECONCILIATION OF EBITDA TO FREE CASH FLOW

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	September 30, 2013	September 30, 2012	September 30, 2013	September 30, 2012
	(Amounts in thousands)
EBITDA	$(2,029)	$104,021	$40,535	$90,666

Plus: Amortization of film and television programs	157,136	227,567	376,500	394,664
Less: Cash paid for film and television programs (1)	(242,379)	(227,292)	(398,369)	(546,080)
Amortization of (cash paid for) film and television programs in excess of cash paid (amortization)	(85,243)	275	(21,869)	(151,416)

Plus: Non-cash stock-based compensation	14,962	4,744	28,182	10,917
Plus: Dividend payment from equity method investee	—	—	9,849	—
Plus: Equity interests income	(6,502)	(1,755)	(14,479)	(1,610)
Plus: Loss on extinguishment of debt	36,187	1,000	36,653	9,159
EBITDA adjusted for net investment in film and television programs, non-cash stock-based compensation, dividend payment from equity method investee, equity interests income, and loss on extinguishment of debt	(42,625)	108,285	78,871	(42,284)

Changes in other operating assets and liabilities:
Restricted cash	892	2,346	2,554	5,302
Accounts receivable, net	127,796	(112,108)	95,280	84,026
Other assets	(7,975)	(928)	(9,197)	(1,544)
Accounts payable and accrued liabilities	(43,909)	46,342	(77,493)	2,149
Participations and residuals	20,870	11,891	3,358	(1,015)
Deferred revenue	35,479	(14,298)	14,897	32,339
	133,153	(66,755)	29,399	121,257

Purchases of property and equipment	(1,967)	(590)	(3,395)	(976)
Interest, taxes and other (2)	(3,652)	(22,000)	(24,370)	(45,978)

Free Cash Flow, as defined	$84,909	$18,940	$80,505	$32,019
_________________________
(1) Cash paid for film and television programs is calculated using the following amounts as presented in our consolidated statement of cash flows:
Change in investment in film and television programs	$(177,363)	$(262,115)	$(338,296)	$(423,120)
Change in film obligations	(12,032)	6,413	(33,402)	(13,820)
Production loans - borrowings	60,822	75,876	169,427	112,845
Production loans - repayments	(113,806)	(47,466)	(196,098)	(221,985)
Total cash paid for film and television programs	$(242,379)	$(227,292)	$(398,369)	$(546,080)
_________________________
(2) Interest, taxes and other consists of the following:
Contractual cash based interest	$(11,925)	$(18,908)	$(28,198)	$(41,636)
Interest and other income	1,483	1,029	2,979	1,979
Current income tax benefit (provision)	6,790	(4,121)	849	(6,321)
Total interest, taxes and other	$(3,652)	$(22,000)	$(24,370)	$(45,978)

This reconciliation is provided to illustrate the difference between our EBITDA and free cash flow which are both separately reconciled to their corresponding GAAP metrics.

LIONS GATE ENTERTAINMENT CORP.

RECONCILIATION OF INCOME (LOSS) BEFORE INCOME TAXES, NET
INCOME, AND BASIC AND DILUTED EPS TO ADJUSTED INCOME (LOSS) BEFORE
INCOME TAXES, ADJUSTED NET INCOME, AND ADJUSTED BASIC AND DILUTED EPS

	Three Months Ended September 30, 2013
	(Amounts in thousands, except per share amounts)
	Income (loss) before income taxes	Net income	Basic EPS*	Diluted EPS*
As reported	$(18,329)	$505	$0.00	$0.00
Tax valuation allowance (1)	—	(12,030)	(0.09)	(0.08)
Loss on extinguishment of debt (2)	36,187	22,798	0.17	0.16
Stock-based compensation (3)	22,388	14,104	0.10	0.10
As adjusted for valuation allowance, loss on extinguishment of debt and stock-based compensation	$40,246	$25,377	$0.19	$0.18

	Three Months Ended September 30, 2012
	(Amounts in thousands, except per share amounts)
	Income before income taxes	Net income	Basic EPS*	Diluted EPS*
As reported	$79,650	$75,529	$0.56	$0.53
Loss on extinguishment of debt (2)	1,000	1,000	0.01	0.01
Stock-based compensation (3)	$6,899	6,899	0.05	0.05
As adjusted for loss on extinguishment of debt and stock-based compensation	$87,549	$83,428	$0.62	$0.58

	Six Months Ended September 30, 2013
	(Amounts in thousands, except per share amounts)
	Income before income taxes	Net income	Basic EPS*	Diluted EPS*
As reported	$3,292	$14,122	$0.10	$0.10
Tax valuation allowance (1)	—	(12,030)	(0.09)	(0.08)
Loss on extinguishment of debt (2)	36,653	23,091	0.17	0.16
Stock-based compensation (3)	40,135	25,285	0.19	0.17
As adjusted for valuation allowance, loss on extinguishment of debt and stock-based compensation	$80,080	$50,468	$0.37	$0.36

	Six Months Ended September 30, 2012
	(Amounts in thousands, except per share amounts)
	Income before income taxes	Net income	Basic EPS*	Diluted EPS*
As reported	$37,650	$31,329	$0.23	$0.23
Loss on extinguishment of debt (2)	9,159	9,159	0.07	0.07
Stock-based compensation (3)	16,648	16,648	0.12	0.12
As adjusted for loss on extinguishment of debt and stock-based compensation	$63,457	$57,136	$0.43	$0.42
_________________________
* Basic and Diluted EPS amounts may not add precisely due to rounding

Adjusted income (loss) before income taxes, adjusted net income and adjusted basic and diluted EPS are adjusted for the following items:

(1) Tax valuation allowance: For the three and six months ended September 30, 2013, this adjusts net income to eliminate the discrete tax benefit recognized for financial reporting purposes upon the reduction of the Company's valuation allowance on its net deferred tax assets in its Canadian tax jurisdiction that are expected to be realized in future tax returns.

(2) Loss on early extinguishment of debt: This adjusts income (loss) before income taxes and net income to eliminate the loss on early extinguishment of debt. The adjustment to net income is net of the tax impact calculated using the tax rate applicable to each adjustment.

(3) Stock based compensation: Adjustments for stock-based compensation represents compensation expenses associated with stock options, restricted share units, cash and equity settled SARs. The adjustment to net income is net of the tax impact calculated using the tax rate applicable to each adjustment.

Management believes that these non-GAAP measures provide useful information to investors regarding the Company's results as compared to historical periods. The Company uses these measures, among other measures, to evaluate the operating performance of the Company. The Company believes that the adjusted results provide relevant and useful information for investors because they clarify the Company's actual operating performance and allow investors to review our operating performance in the same way as our management. Since these measures are not calculated in accordance with generally accepted accounting principles, they should not be considered in isolation of, or as a substitute for income (loss) before income taxes, net income, basic and diluted EPS. Not all companies calculate adjusted income (loss) before income taxes, adjusted net income, and adjusted basic and diluted EPS in the same manner and the measures as presented may not be comparable to similarly titled measures presented by other companies.